UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2008

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-50831	63-0589368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2008, Regions’ Compensation Committee approved an amendment to the Regions Financial Corporation Post 2006 Supplemental Executive Retirement Plan (“SERP”) (formerly named the AmSouth Bancorporation Supplemental Retirement Plan), for the purpose of putting the SERP in compliance with Section 409A of the Internal Revenue Code.

As amended, the SERP will provide for a distribution event upon occurrence of the following:

•	Death.

•	Disability.

•	Normal retirement.

•	Termination before normal retirement.

•	Termination following a change in control.

•	Special 409A election for total distribution in January 2009.

In addition, the SERP as amended will permit the participant to elect among the following payment forms:

•	Lump sum.

•	Single life annuity.

•	Joint life annuity.

•	Period certain annuities, for the greater of life or 5 year, 10 year, and 20 year annuities.

Regions’ executive officers affected by the amendment include C. Dowd Ritter, Chairman, President, and Chief Executive Officer, O. B. Grayson Hall, Jr., Senior Executive Vice President and Head of the General Bank, and Irene Esteves, Senior Executive Vice President and Chief Financial Officer.

As previously disclosed, the terms of Ms. Esteves’ employment by Regions on April 1, 2008, included participation in the SERP. Also on October 9, the Compensation Committee took action formally admitting Ms. Esteves as a participant in the SERP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

By:	/s/ John D. Buchanan
Name:	John D. Buchanan
Title:	Senior Executive Vice President, General Counsel and Corporate Secretary

Date: October 16, 2008